SCHEDULE 14A
			       (Rule 14a-101)
		   INFORMATION REQUIRED IN PROXY STATEMENT

			  SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
				Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement    [   ] Confidential, For Use of the
[ X ]  Definitive Proxy Statement           Commission Only (as permitted by
					    Rule 14a-6(e)(2))
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

			     Shiva Corporation
	      -----------------------------------------------
	      (Name of Registrant as Specified in Its Charter)

			     Shiva Corporation
		 -----------------------------------------
		 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)  Title of each class of securities to which transaction applies:

	(2)  Aggregate number of securities to which transactions applies:

	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)  Proposed maximum aggregate value of transaction:

	(5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)  Amount previously paid:

	(2)  Form, Schedule or Registration Statement No.:

	(3)  Filing party:

	(4)  Date filed:

			     SHIVA CORPORATION
			      28 Crosby Drive
		       Bedford, Massachusetts  01730

		  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
			 TO BE HELD ON MAY 14, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Shiva Corporation (the "Company") will be held at Fleet Headquarters, Fleet Center, 75 State Street, 8th Floor, Boston, Massachusetts 02109 on Wednesday,
May 14, 1997 at 10:00 a.m., local time, to consider and act upon each of the following matters:

     1. To elect two members to the Board of Directors, each to serve for a three-year term as a Class III Director.

     2.  To approve a new 1997 Stock Incentive Plan (the "1997 Plan").

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 17, 1997, the record date fixed by the Board of Directors for such purpose.

     All stockholders are cordially invited to attend the meeting.

				       By Order of the Board of Directors


				       M. Elizabeth Potthoff
				       Clerk

Bedford, Massachusetts
April 3, 1997


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED
IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

			     SHIVA CORPORATION
			      28 Crosby Drive
		       Bedford, Massachusetts  01730

		       -----------------------------

			     PROXY STATEMENT
		  FOR THE ANNUAL MEETING OF STOCKHOLDERS
			 To Be Held on May 14, 1997

		  --------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shiva Corporation, a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at Fleet Headquarters, Fleet Center, 75 State Street, 8th Floor, Boston, Massachusetts 02109, on Wednesday, May 14, 1997, at 10:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting").

Only stockholders of record as of the close of business on March 17, 1997, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on March 17, 1997, there were an aggregate of 29,022,676 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering a written revocation or a later dated proxy to the Clerk of the Company or by attending the Annual Meeting and voting in person.

The Company's Annual Report to Stockholders containing financial statements for the fiscal year ended December 28, 1996, is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to stockholders on or about April 3, 1997.

Quorum and Votes Required

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies that contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote a proposal because, with respect to such proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

With respect to the election of Class III Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Class III Directors. The approval of the Company's 1997 Stock Incentive
Plan ("Proposal No. 2") requires the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter. Abstentions are included in the number of shares present and represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for Proposal No. 2 by reducing the total number of shares from which the majority is calculated. The vote on each matter submitted to stockholders is tabulated separately.

The persons named as attorneys in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of Class III Directors, the stockholders will consider and vote upon a proposal to approve a new 1997 Stock Incentive Plan as more fully described in this Proxy Statement. All proxies will be voted in accordance with the stockholder's instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Two-for-One Stock Split

The information contained in this Proxy Statement has been adjusted to give effect to a two-for-one stock split in the form of a 100% stock dividend paid on April 22, 1996 to the stockholders of record on April 12, 1996.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of January 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" below, and (iv) all directors, nominees for director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the knowledge of the Company, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

						Amount
					      and Nature
					     of Beneficial      Percent
Name and Address of Beneficial Owner           Ownership       of Class

Pilgrim Baxter & Associates (1)                3,135,700          9.8%
1255 Drummers Lane
Wayne, PA  19087

T. Rowe Price Associates, Inc. (2)             2,806,750          9.7%
100 East Pratt Street
Baltimore, MD  21202

Henry F. McCance (3)                             613,422          2.1%

Frank A. Ingari (4)                              567,646          1.9%

David  C. Cole (5)                               409,185          1.4%

L. John Doerr (6)                                129,338            *

Paul C. O'Brien (7)                               12,334            *

Mitchell E. Kertzman (8)                          10,250            *

Steven J. Benson (9)                             204,498            *

Guy A. Daniello (10)                             113,750            *

Cynthia M. Deysher (11)                          113,250            *

Peter Howells (12)                                22,624            *

Jean-Pierre Boespflug (13)                       362,776          1.3%

Robert S. Downey (14)                             36,533            *

All Directors and Executive Officers as
a group (11 persons) (15)                      2,216,297          7.6%

------------------------------

*   Less than 1% of the outstanding Common Stock.

				       3

(1) The information regarding Pilgrim Baxter & Associates' stock holdings is based upon a Schedule 13G filed February 15, 1997 which reflects stock holdings as of December 31, 1996.
(2) The information regarding T. Rowe Price Associates, Inc.'s stock holdings is based upon a Schedule 13G filed February 14, 1997 which reflects stock holdings as of December 31, 1996.
(3) Includes 394,468 shares of Common Stock owned by Greylock Limited Partnership and 150,468 shares of Common Stock owned by Greylock Equity Limited Partnership, both venture capital limited partnerships. Mr. McCance is a managing general partner of Greylock Limited Partnership and Greylock Equity Limited Partnership and may be deemed to share voting and investment power with respect to such shares. Mr. McCance disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein. Also includes 8,250 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(4) Includes 408,518 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997. Also includes 25,000 shares held by the Cushing Irrevocable Trust, as to which shares Mr. Ingari disclaims beneficial ownership.
(5) Includes 24,980 shares of Common Stock owned by the Cole Gilburne Fund, L.P., 53,360 shares of Common Stock owned by Pan Pacific Ventures, L.P. and 1,332 shares of Common Stock owned by Catalyst II. Pan Pacific Ventures, L.P. is a general partner of Catalyst II. David Cole is the sole general partner of the Cole Gilburne Fund, L.P., and may be deemed to share voting and investment power with respect to such shares. David Cole d/b/a/ Cole Venture Management is the sole general partner of Pan Pacific Ventures, L.P. and Mr. Cole may be deemed to share voting and investment power with respect to all such shares. Mr. Cole disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein. 600 shares are held by Mr. Cole's minor children; 42,945 shares are held by The Cole Family Foundation; 24,228 are held by Mr. Cole's wife, Margaret Cole; 415 are held by The William Francis Cole Irrevocable Trust; 1,090 shares are held by The Jessica Butler Cole Irrevocable Trust; 1,090 shares are held by
    The Sean Joshua Patrick Cole Irrevocable Trust; 1,090 shares are held by the Christopher Andrew Cole Irrevocable Trust; 12,270 shares are held by The David Clayton Cole 1996 Retained Annuity Trust; and 24,540 shares are held by The Cole Charitable Remainder Trust. Mr. Cole disclaims beneficial ownership of the shares described in the preceding sentence. Also includes 8,250 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(6) Includes 11,604 shares of Common Stock owned by Kleiner Perkins Caufield
    & Byers V, and 20,298 shares of Common Stock owned by KPCB Zaibatsu Fund
    I. Mr. Doerr is a general partner of both KPCB V Associates and KPCB IV Associates, which are the sole general partners of Kleiner Perkins Caufield & Byers V and KPCB Zaibatsu Fund I, respectively, and may be deemed to share voting and investment power with respect to such shares. Mr. Doerr disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein. Also includes 8,250 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(7) Includes 8,334 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(8) Includes 8,250 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(9) Includes 171,698 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(10) Includes 113,750 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997. Mr. Daniello resigned from the Company in February 1997.
(11) Includes 67,750 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(12) Includes 22,500 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(13) Includes 184,998 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(14) Includes 35,000 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.
(15) Includes the shares described in notes (3)-(12) above and an additional 20,000 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days of January 31, 1997.


		   PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Each class serves a three-year term. The Class III Directors' term will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, Henry F. McCance and Paul C. O'Brien were the Class I Directors; David C. Cole and Mitchell
E. Kertzman were the Class II Directors; and Frank A. Ingari and L. John Doerr were the Class III Directors.

The nominees for Class III Directors are L. John Doerr and Frank A. Ingari who are each currently serving as a Class III Director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Mr. Doerr and Mr. Ingari will be voted FOR the election of both nominees. Messrs. Doerr and Ingari will be elected to hold office until the Annual Meeting of Stockholders to be held in 2000 and until their respective successors are duly elected and qualified. Both of the nominees have indicated their willingness to serve, if elected; however, if either should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, his age, the positions currently held by each nominee or director with the Company, the year each nominee's or director's term will expire and the class of director of each nominee or director.


 Nominee or Director's Name
and Year Nominee or Director                           Year Term    Class of
  First Became a Director     Age   Position(s) Held   Will Expire  Director
----------------------------  ---   ----------------   -----------  --------
Henry F. McCance              54       Director          1998           I
(1991)
Paul C. O'Brien               57       Director          1998           I
(1994)
David C. Cole                 44       Director          1999          II
(1993)
Mitchell E. Kertzman          48       Director          1999          II
(1996)
L. John Doerr                 45       Director          1997         III
(1991)
Frank A. Ingari               47       President, Chief  1997         III
(1993)                                 Executive Officer,
				       Chairman of the
				       Board and Director

Mr. McCance has served as a director of the Company since September 1991.
Mr. McCance has been President since 1990 and Chairman of the Board since 1997 of Greylock Management Corporation, a private venture capital firm. Mr. McCance has been a general partner of Greylock Capital Limited Partnership since 1987, Greylock Limited Partnership since 1990, Greylock Equity Limited Partnership since 1994 and Greylock IX Limited Partnership since 1997.

Mr. O'Brien has served as a director of the Company since May 1994. Mr. O'Brien is currently President of the O'Brien Group, Inc., a consulting and management firm based in Boston. From June 1993 to December 1994, Mr. O'Brien served as Chairman of NYNEX New England. From June 1988 to June 1993, Mr. O'Brien was President and Chief Executive Officer of New England Telephone. From 1977 to 1988, Mr. O'Brien was Executive Vice President and Chief Operating Officer of New England Telephone. Mr. O'Brien is a director of The BankBoston Corporation, Cambridge Neuroscience Inc., First Pacific Networks, Inc., The Registry, Inc. and View Tech, Inc.

Mr. Cole has served as a director of the Company since October 1993. Since January 1986, Mr. Cole has been a general partner of two investment firms:
The Cole Gilburne Fund and Pan Pacific Ventures, L.P.  Since January 1993,

Mr. Cole has served as a managing general partner for Catalyst II, a venture capital firm specializing in interactive media and communications. From November 1994 to November 1996, Mr. Cole served as Senior Vice President of America Online Incorporated and President of AOL Enterprises. From August 1993 to November 1994 Mr. Cole served as Chairman of Navisoft, Inc., which was acquired by AOL in November 1994. Mr. Cole currently serves as a director of several privately-held companies.

Mr. Kertzman has served as a director of the Company since January 1996. Mr. Kertzman has served as President and Chief Executive Officer of Sybase, Inc. since July 1996. Previously, Mr. Kertzman was Executive Vice President of Sybase, Inc. since February 1995. Mr. Kertzman is a founder of Powersoft Corporation, which became a subsidiary of Sybase, Inc. in February 1995, and has served as Chief Executive Officer of Powersoft since its organization in 1974. He also served as President of Powersoft from 1974 to 1992. He also is a director of Sybase, Inc., Desktop Data Incorporated and C|Net.

Mr. Doerr has served as a director of the Company since September 1991. Since 1980, Mr. Doerr has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. Mr. Doerr also serves as a director of Intuit Corporation, Macromedia Inc., Netscape Communications Corporation, Sun Microsystems, Inc., Platinum Software and several privately-held companies.

Mr. Ingari joined the Company as its President and Chief Executive Officer and as a director in September 1993 and has served as the Chairman of the Board of Directors since July 1995. From September 1995 to January 1996, Mr. Ingari also served as the Acting Vice President, Research and Development. From March 1992 to September 1993, Mr. Ingari was Vice President of Marketing at Lotus Development Corporation. From January 1991 to March 1992, Mr. Ingari served as Chairman and Chief Executive Officer of ONTOS, Inc., a supplier of object-oriented database management systems and application development software. From 1987 to January 1991, Mr. Ingari served as Vice President and General Manager of Emerging Markets Business Group at Lotus Development Corporation.

THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

Meetings of the Board of Directors and Committees

The Board of Directors of the Company held five meetings and took action by unanimous written consent nine times during the fiscal year ended December 28, 1996 ("fiscal 1996"). Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he then served during fiscal 1996.

The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Messrs. Cole, Doerr and McCance are members, reviews and recommends to the Board the compensation of the directors, reviews the compensation of senior management and reviews and recommends to the Board adoption of compensation plans in which directors and executive officers are eligible to participate. The committee is also responsible for administering the Company's Amended and Restated 1988 Stock Plan ("the 1988 Plan") and the 1994 Employee Stock Purchase Plan. The Compensation Committee held four meetings and took action by unanimous consent nine times during fiscal 1996.

The Audit Committee, of which Messrs. Cole and O'Brien are members, is responsible for nominating the Company's independent accountants for approval by the Board of Directors; reviewing the scope, results and costs of the audit with the Company's independent accountants; and reviewing the financial statements and audit practices of the Company. The Audit Committee held four meetings during fiscal 1996.

The Board of Directors does not have a nominating committee. Nominations for director are made by and through the full Board of Directors.

Compensation of Directors

During 1996, the directors were not paid a retainer and were not reimbursed for their out-of-pocket expenditures incurred in attending meetings. Non-employee directors are eligible for the grant of options under the Company's 1994 Non-Employee Director Stock Option Plan and the 1988 Plan as described below.

1994 Non-Employee Director Stock Option Plan. On October 21, 1994, the Company's stockholders approved the 1994 Non-Employee Director Stock Option Plan (the "Director Plan"), which provides for the grant of options to purchase a maximum of 550,000 shares of Common Stock of the Company to non-employee directors of the Company. The Director Plan is intended to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors. The Director Plan is administered by the Board of Directors.

Under the Director Plan, each non-employee director (i) automatically received an option to purchase 33,000 shares (the "Initial Option") on July 17, 1995, or when elected if subsequent to July 17, 1995, and (ii) will receive an option to purchase an additional 7,000 shares on the third Monday in July of each year thereafter through and including December 31, 1999; provided, however, that a director who has received any option under the 1988 Plan will not receive the Initial Option. The exercise price per share for all options granted under the Director Plan will be equal to the fair market value of the Common Stock on the date of grant. Twenty-five percent (25%) of the shares covered by the 1988 Plan option grant become exercisable one year from the date of grant and every year thereafter, provided that the optionee remains a director. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Company or within 90 days after the optionee ceases to serve as a director of the Company (except that if the director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a 180-day period thereafter).

As of January 31, 1997, options to purchase 167,000 shares of Common Stock have been granted under the Director Plan at a weighted average exercise price of $35.32 per share. During fiscal 1996, Messrs. McCance, O'Brien, Cole, Kertzman and Doerr were each granted an option under the Director Plan to purchase 7,000 shares of Common Stock at an exercise price of $66.25 per share.

Amended and Restated 1988 Stock Plan. Under the 1988 Plan, options to purchase shares of Common Stock may be granted to employees, officers, eligible directors and consultants of the Company. If a Director receives an option under the 1988 Plan, that Director is not eligible to receive an Initial Option under the Director Plan. Twenty-five percent (25%) of the shares covered by the 1988 Plan option become exercisable one year from the date of grant and every year thereafter, provided that the optionee remains a director. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Company or within sixty (60) days after the optionee ceases to serve as a director of the Company.

As of January 31, 1997, an option to purchase 33,332 shares of Common Stock has been granted under the 1988 Plan at an average exercise price of $5.625 per share. During fiscal 1996, no options were granted to directors under the 1988 Plan.

Proposed 1997 Stock Incentive Plan. Under the 1997 Stock Incentive Plan, options to purchase shares of Common Stock may be granted to employees, officers, eligible directors and consultants of the Company. The 1997 Stock Incentive Plan is the subject of Proposal No. 2 and is described under the heading, "Proposal No. 2 - Approval of 1997 Stock Incentive Plan."

			   EXECUTIVE COMPENSATION

The Summary Compensation Table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, December 30, 1995 and December 28, 1996, of those persons who were, during fiscal 1996 (i) the chief executive officer, (ii) the other four most highly compensated executive officers of the Company and (iii) two additional individuals who were executive officers during fiscal 1996, would have been one of the four most highly compensated executive officers, but were not executive officers at the end of fiscal 1996 (such seven officers collectively, the "Named Executive Officers").

			Summary Compensation Table

						   Long Term
			  Annual Compensation     Compensation
			  --------------------------------------------------
						   Securities    All Other
     Name and                                      Underlying   Compensation
Principal Position       Year  Salary($)  Bonus($) Options(#)       ($)
------------------       ----  ---------  -------- ----------   ------------
Frank A. Ingari          1996 $ 300,000  $   ---     200,000    $  2,250 (1)
 President, Chief        1995   300,000   277,200        ---       2,250 (1)
 Executive Officer and   1994   250,000    80,000        ---       2,250 (1)
 Chairman of the Board
 of Directors

Steven J. Benson         1996   239,280(2)   ---     106,666      2,570 (3)
 Senior Vice President,  1995   280,760    70,000        ---      2,250 (1)
 Worldwide Sales         1994   170,150    40,000      5,500      2,250 (1)
 and Marketing

Guy A. Daniello(4)       1996   212,019       ---    260,000     66,692 (5)
 Senior Vice President,  1995       ---       ---        ---        ---
 Research & Development  1994       ---       ---        ---        ---

Cynthia M. Deysher       1996   174,000       ---     60,000      2,495 (6)
 Senior Vice President,  1995   145,000   100,000        ---      3,091 (7)
 Finance and             1994   119,423    27,500    105,500      1,402 (1)
 Administration and
 Chief Financial Officer

Peter Howells(8)         1996   132,039(9) 13,660(10) 20,000      6,949(11)
 Vice President,         1995   106,764    31,186        ---      6,596(12)
 Network Services        1994       ---       ---        ---        ---
 Division

Jean-Pierre Boespflug(13)1996   185,944    48,147(10) 86,666      4,423(14)
 Vice President,         1995   180,763    50,000        ---      4,909(14)
 Service Provider Group  1994   128,108     9,000    226,666        ---

Robert S. Downey(15)     1996   201,929(16)16,348(10) 70,000     20,754(17)
 Vice President,         1995   130,469    55,174     70,000     20,132(18)
 Europe, Middle East     1994       ---       ---        ---        ---
 and Africa

------------------------

(1) Consists of the Company's matching contributions related to the Company's 401(k) Plan.
(2) Includes sales commissions paid to Mr. Benson in 1996 in the amount of $49,280.
(3) Consists of the Company's matching contributions related to the Company's 401(k) Plan and $320 for computer reimbursements in 1996.
(4) Mr. Daniello's employment with the Company began in January 1996, and Mr. Daniello resigned from the Company in February 1997.
(5) Consists of the Company's matching contributions related to the Company's 401(k) Plan and reimbursements of $64,442 in relocation expenses incurred in connection with Mr. Daniello's appointment.

				      9

(6) Consists of the Company's matching contributions related to the Company's 401(k) Plan and $245 for fitness/computer reimbursements in 1996.
(7) Consists of the Company's matching contributions related to the Company's 401(k) Plan and $1,650 for fitness/computer reimbursements in 1995.
(8) Mr. Howells was promoted to Vice President, Network Services Division in July 1995.
(9) Includes sales commissions paid to Mr. Howells in 1996 in the amount of $23,593.
(10) Paid as a key employee retention payment as described under the heading, "Report of the Compensation Committee on Executive Compensation".
(11) Consists of the Company's matching contributions related to Shiva Europe Limited's Retirement Benefits Scheme, $604 for fitness reimbursements in 1996 and $923 for company car related reimbursements.
(12) Consists of the Company's matching contributions related to Shiva Europe Limited's Retirement Benefits Scheme, $606 for fitness reimbursements in 1996 and $938 for company car related reimbursements.
(13) Mr. Boespflug was promoted to Senior Vice President, Research and Development, in February 1997.
(14) Consists of company car related reimbursements.
(15) Mr. Downey was promoted to Vice President, Europe, Middle East and Africa, in July 1995.
(16) Includes sales commissions paid to Mr. Downey in 1996 in the amount of $70,457.
(17) Consists of the Company's matching contributions related to Shiva Europe Limited's Retirement Benefits Scheme, $604 for fitness reimbursements in 1996 and $13,576 for company car related reimbursements.
(18) Consists of the Company's matching contributions related to Shiva Europe Limited's Retirement Benefits Scheme, $606 for fitness reimbursements in 1996 and $13,003 for company car related reimbursements.

				      10

Option Grants in Last Fiscal Year

The following table sets forth grants of stock options during the year ended December 28, 1996 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during the year ended December 28, 1996.


		     Option Grants in Last Fiscal Year

			    Individual Grants
		---------------------------------------
							      Potential
			    Percent of                     Realizable Value
			      Total                           at Assumed
		Number of    Options                       Annual Rates of
		Securities  Granted to  Exercise or         Stock Price
		Underlying  Employees   Base Price        Appreciation for
		 Options    in Fiscal      per      Exp.  Option Term($)(2)
Name            Granted(#)   Year(%)    Share($)(1) Date      5%       10%
----            ----------  ---------   ----------  ----     ----     ----
Frank Ingari    200,000 (4)  8.68%      $33.375  1/23/06  4,197,847 10,638,214

Steven Benson    66,666 (5)  2.89%      $31.625  1/11/06  1,325,898  3,360,101
		 40,000 (6)  1.74%      $33.375  1/23/06    839,569  2,127,642

Guy Daniello(3) 260,000 (7) 11.28%      $33.375  1/23/06  5,457,200 13,829,678

Cynthia Deysher  60,000 (8)  2.60%      $33.375  1/23/06  1,259,353  3,191,463

Peter Howells    20,000 (9)  0.87%      $33.375  1/23/06    419,784  1,063,821

Jean-Pierre      66,666 (10) 2.89%      $31.625  1/11/06  1,325,898  3,360,101
Boespflug        20,000 (11) 0.87%      $33.375  1/23/06    419,784  1,063,821

Robert Downey    70,000 (12) 3.04%      $31.625  1/11/06  1,392,207  3,528,141
-----------------------


(1) All options were granted by the Compensation Committee pursuant to the 1988 Plan at "fair market value" determined on the date of the grant, which means the last reported sale price (on that date) of the Common
Stock on the Nasdaq National Market.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3) Mr. Daniello resigned from the Company in February 1997.
(4) 50,000 of the shares exercisable January 23, 1997, and 12,500 of the shares exercisable each quarter beginning April 23, 1997 and ending
January 23, 2000.
(5) 66,666 of the shares exercisable January 11, 1996.
(6) 10,000 of the shares exercisable January 23, 1997, and 2,500 of the shares exercisable each quarter beginning April 23, 1997 and ending
January 23, 2000.
(7) 65,000 of the shares exercisable January 23, 1996; 48,750 shares on January 23, 1997; 48,750 shares on January 23, 1998; 48,750 shares on
January 23, 1999; and 48,750 shares on January 23, 2000.
(8) 15,000 of the shares exercisable January 23, 1997, and 3,750 of the shares exercisable each quarter beginning April 23,1997 and ending
January 23, 2000.
(9) 5,000 of the shares exercisable January 23, 1997, and 1,250 of the shares exercisable each quarter beginning April 23, 1997 and ending
January 23, 2000.
(10) 66,666 of the shares exercisable January 11, 1996.
(11) 5,000 of the shares exercisable January 23, 1997, and 1,250 of the shares exercisable each quarter beginning April 23, 1997 and ending
January 23, 2000.
(12) 17,500 of the shares exercisable January 11, 1997; 17,500 shares on January 11, 1998; 17,500 shares on January 11, 1999; and 17,500 shares on January 11, 2000.



Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 28, 1996; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 28, 1996; and (iv) the value of such unexercised options at December 28, 1996.


  Aggregated Option Exercises In Last Fiscal Year And Year-End Option Values

				     Number of Securities      Value of
					 Underlying        Unexercised In-the-
				      Unexercised Options    Money Options at
				      at Fiscal Year End     Fiscal Year End
		Shares     Value           (#)                  ($)(2)
	     Acquired on  Realized       Exercisable/          Exercisable/
Name         Exercise(#)  ($)(1)        Unexercisable         Unexercisable
----         ----------- ----------    ---------------  ---------------------
Frank Ingari   179,128   $8,133,316    216,952/553,918  $7,430,606/$12,446,690

Steven Benson   42,000   $2,037,250     161,698/57,168     $3,433,430/$619,655

Guy Daniello (3)   ---          ---     65,000/195,000       $105,624/$316,875

Cynthia Deysher 50,000   $1,612,500      2,750/165,500      $80,781/$3,571,562

Peter Howells      ---          ---      17,500/72,500        $65,625/$229,375

Jean-Pierre        ---          ---    179,998/133,334   $3,851,621/$3,659,188
Boespflug

Robert Downey      ---          ---     17,500/122,500        $65,625/$433,125

---------------


(1) Value is based on the difference between the option exercise price and the fair market value on the date of exercise (or quoted on the Nasdaq National Market) multiplied by the number of options exercised.
(2) Value is based on the difference between the option exercise price and the fair market value at December 27, 1996 ($35.00 per share as quoted on the Nasdaq National Market) multiplied by the number of shares underlying the option.
(3) Mr. Daniello resigned from the Company in February 1997.


Employment Agreements

The Company and Frank A. Ingari are parties to an employment agreement dated September 15, 1993. Mr. Ingari's annual base salary for 1997 is $300,000. The Company may terminate Mr. Ingari's employment for cause, without liability beyond payment of wages to the date of discharge, or may terminate Mr. Ingari's employment for any other reason and continue to pay his salary and benefits for one year; provided, however, that if Mr. Ingari commences subsequent employment within one year of termination, the Company's payment obligations terminate.

On October 19, 1993, the Company granted to Mr. Ingari an option to purchase 1,132,538 shares of the Company's Common Stock at a price of $0.75 per share. The option is exercisable with respect to 283,134 shares on the date of the grant and an additional 70,784 shares on the last day of each March, June, September and December beginning March 1995. On January 23, 1996 Mr. Ingari received a subsequent option to purchase 200,000 shares of the Company's Common Stock at a price of $33.375 per share which vests over a four year period. Both options are subject to certain accelerated vesting provisions upon a "change in control" (as defined in his option agreement).

The Company and Guy A. Daniello were parties to a letter agreement dated January 2, 1996. As required by the letter agreement, on January 23, 1996 the Company granted to Mr. DAniello an option to purchase a maximum of 260,000 shares of the Company's Common Stock at a price of $33.375 per share. These options vest over a four year period, subject to certain accelerated vesting provisions upon any material diminution of position, duties, responsibilities, title or office or any reduction in standard compensation after a "change in control". Mr. Daniello resigned from the Company in February 1997.

The Company and Cynthia M. Deysher are parties to a letter agreement dated January 27, 1994. Ms. Deysher's annual base salary for 1997 is $184,440. In the event of the involuntary termination of Ms. Deysher by the Company, Ms. Deysher will be eligible to receive her then current salary and benefits coverage for up to six months following the termination or until Ms. Deysher commences subsequent employment, whichever comes first. As required by the letter agreement, on January 28, 1994, the Company granted to Ms. Deysher an option to purchase 200,000 shares of the Company's Common Stock at a price of $1.875 per share. Ms. Deysher received subsequent options to purchase the Company's Common Stock. On November 4, 1994 she received an option to purchase 11,000 shares of the Company's Common Stock at a price of $5.625 per share, and on January 23, 1996 she received an option to purchase 60,000 shares of the Company's Common Stock at a price of $33.375 per share. These options vest over a four year period, subject to certain accelerated vesting provisions upon a "change in control" (as defined in her option agreement).

The Company and Jean-Pierre Boespflug are parties to a letter agreement dated March 25, 1994. Mr. Boespflug's annual base salary for 1997 is $185,000. In the event of the involuntary termination of Mr. Boespflug by the Company for other than cause, Mr. Boespflug will be eligible to receive his then current salary and benefits and be able to continue to vest in and exercise any outstanding options for a period of six months following the termination, or until Mr. Boespflug commences subsequent employment, whichever comes first. As required by the letter agreement, on April 4, 1994, the Company granted to Mr. Boespflug an option to purchase a maximum of 226,666 shares of the Company's Common Stock at a price of $3.00 per share. Mr. Boespflug received subsequent options to purchase the Company's Common Stock. On January 11, 1996 he received an option to purchase 66,666 shares of the Company's Common Stock at a price of $31.625 per share which immediately vested, and on January 23, 1996 he received an option to purchase 20,000 shares of the Company's Common Stock at a price of $33.375 per share. All options, other than the January 11, 1996 option, vest over a four-year period, and all options are subject to certain accelerated vesting provisions upon a "change of control" (as defined in his option agreement.)

The Company and Robert S. Downey are parties to a letter agreement dated June 12, 1995. Mr. Downey's annual base salary for 1997 is $146,200. In the event of the involuntary termination of Mr. Downey by the Company, Mr. Downey will be eligible to receive his then current salary and benefits coverage for up to six months following the termination or until Mr. Downey commences subsequent employment, whichever comes first. Following such involuntary termination, Mr. Downey s period of employment will be extended for six months under to allow for an additional six months of vesting of his stock options. As required by the letter agreement, on September 20, 1995, the Company granted to Mr. Downey an option to purchase 70,000 shares of the Company's Common Stock at a price of $31.25 per share. On January 11, 1996 Mr. Downey received a subsequent option to purchase 70,000 shares of the Company's
Common Stock at a price of $31.625 per share. These options vest over a four year period, subject to certain accelerated vesting provisions upon a "change of control" of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee consisted of Messrs. Cole, Doerr and McCance during fiscal year 1996. All of the directors on the Compensation Committee are non-employee directors.

Report of the Compensation Committee on Executive Compensation

This report is submitted by the Compensation Committee, which is responsible for establishing and administering the Company's executive compensation policies and plans and administering the Company's stock option and other employee equity and bonus plans. The Compensation Committee is composed of Messrs. Cole, Doerr and McCance, none of whom is an employee of the Company.

General Compensation Policy

The Company's compensation policy for executive officers for fiscal 1996 was reviewed and approved by the Compensation Committee. The Company's compensation policy for executive officers is designed to achieve the following objectives:

   To enhance profitability of the Company and to increase stockholder value. To reward executives consistent with the Company's annual and long-term
	performance goals.
   To recognize individual initiative and achievement.
   To provide competitive compensation that will attract and retain qualified executives.

Procedures for Establishing Compensation

The Company performs periodic reviews of executive compensation to confirm the competitiveness of the overall executive compensation package as compared with local companies who compete with the Company for prospective employees who possess the technical knowledge and skills required to develop, manufacture and market high technology products and associated services.

Executive Officer Compensation Program

The compensation program for executive officers consists of three elements:
(1) base salary, which is set on an annual basis and is primarily dependent on external market data; (2) annual incentive compensation in the form of cash bonuses which are based on achievement of pre-determined financial objectives of the Company and individual objectives; and (3) long-term incentive compensation, in the form of stock options, granted when the executive officer joins the Company and periodically thereafter with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

Base Salary

Base salary is intended to be competitive with base salary offered for similar executive positions at other local companies. The Compensation Committee reviews external market data on executive base salary, and such data is an important consideration in setting base salary. The base salary for executive officers was set in 1996 at the upper-mid-range level of competitive compensation in order to attract and retain key executive officers. Base salary for certain sales executive officers also includes sales commissions. In addition to external market data, the Company also reviews each executive's total compensation package, the Company's financial performance and individual performance when adjusting base salary annually.

Annual Incentive Compensation

Pursuant to the 1996 Shiva Corporate Bonus Plan (the "Bonus Plan"), all executive officers (including the Chief Executive Officer) were eligible to receive cash bonuses based on the Company's attainment of its pre-tax income objectives. Because the Company did not meet the Bonus Plan's pre-tax income objectives, no bonuses were paid pursuant to the terms of the Bonus Plan. Based on the Compensation Committee's determination that the Company's ability to retain key personnel would be adversely affected by the failure to recognize individual employee achievement during 1996, the Compensation Committee authorized employee retention payments to selected key employees, which include certain executive officers. Key employee retention payments were based on management's subjective assessment of each individual's contribution to the Company during 1996.

Long-Term Incentive Compensation

Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the Board of Directors believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer-term view and may help to retain key executive officers.

When establishing stock option grant levels, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price. To date, stock options granted under the Company's 1988 Plan have had an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a four-year period.

It is the standard policy of the Company to grant an initial stock option grant to all executive officers at the time they commence employment or are promoted to an executive officer position. In addition, the Compensation Committee may also make performance-based grants. For additional information about option grants to the Named Executive Officers, see the table under the heading "Option Grants in Last Fiscal Year."

Chief Executive Officer Compensation

In fiscal 1996, the Company's President and Chief Executive Officer, Frank A. Ingari, received a base salary of $300,000. Mr. Ingari's 1994 base salary had been initially established as $250,000 pursuant to an employment agreement entered into in 1993. His salary is reviewed each year by the Compensation Committee, and was adjusted by the Compensation Committee to the present amount of $300,000 effective January 1, 1995, based on the Company's performance in 1994. Mr. Ingari did not receive any other cash compensation for fiscal 1996.

Mr. Ingari was granted a stock option in January 1996 to purchase 200,000 shares of Common Stock under the 1988 Plan based on the Company's performance in 1995.

Mr. Ingari's 1996 compensation level was based on the Compensation Committee's subjective assessment of the Company's 1995 financial performance, external market data regarding executive compensation levels at other local companies, and the Company's 1995 accomplishments, specifically, the Company's new strategic relationships, the Company's acquisition of Spider Systems Limited and a successful secondary public offering of the Company's Common Stock resulting in net proceeds of approximately $76.1 million to the Company.

Certain Tax Consideration

The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for compensation to any of the executive officers appearing in the Summary Compensation Table in excess of $1 million, will generally have an effect on the Company. The Compensation Committee has considered these requirements and the related proposed regulations. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for Federal income tax purposes. The Compensation Committee believes that the 1988 Plan and the proposed 1997 Stock Incentive Plan have satisfied the requirements of an exception to the Section 162(m) limitation.

					    The Compensation Committee
					    David C. Cole
					    L. John Doerr
					    Henry F. McCance

Stock Performance Graph

The following graph compares the percentage change in the cumulative stockholder return on the Company's Common Stock against the cumulative return for the Nasdaq Stock Market Index ("Nasdaq Index") and the Electronic and Other Electrical Equipment (SIC Code 36) Index ("SIC Code 36 Index"), as provided by the Center for Research in Security Prices (CRSP) by the University of Chicago, Graduate School of Business, for the period commencing November 18, 1994 and ending December 27 1996.


		  11/18 12/30  3/28  6/28  9/28 12/29  3/28  6/28  9/27 12/27
		    94    94    95    95    95    95    96    96    96    96
Shiva              $100  $127  $106  $130  $189  $231  $282  $508  $375  $222
Nasdaq Index       $100   $98  $108  $121  $138  $139  $145  $157  $164  $171
SIC Code 36 Index  $100  $101  $123  $157  $179  $158  $158  $188  $207  $239


This graph assumes the investment of $100 in the Company's Stock, the Nasdaq Index and the SIC Code 36 Index on November 18, 1994 (the date on which the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934) and assumes any dividends were reinvested. The graph's measurement points are monthly and are measured on the last business day of the month. The table above depicts quarterly measurement points, December 30, 1994, March 28, 1995, June 28, 1995, September 28, 1995,
December 29, 1995, March 28, 1996, June 28, 1996, September 27, 1996 and
December 27, 1996 which are also depicted in the graph.

	   PROPOSAL NO. 2 - APPROVAL OF 1997 STOCK INCENTIVE PLAN

On January 24, 1997, the Board of Directors of the Company adopted, subject to the approval of the stockholders, the 1997 Stock Incentive Plan (the "1997 Plan"). Up to 1,400,000 shares of Common Stock (subject to certain limitations described below and subject to adjustment upon the occurrence of certain events) may be issued pursuant to options (collectively, "Options") granted under the 1997 Plan.

The 1997 Plan is intended to augment and eventually replace the Company's 1988 Stock Option Plan, as amended (the "1988 Plan"), which expires on December 31, 2000. Effective June 9, 1998, the Company will no longer be able to grant Incentive Stock Options ("ISOs") under the 1988 Plan. All stock options granted under the 1988 Plan after June 8, 1998 will be "Nonstatutory Stock Options." As of January 31, 1997, options to purchase 4,657,864 shares of Common Stock were outstanding under the 1988 Plan and an additional 1,896,847 shares were reserved for future option grants. Upon expiration of the 1988 Plan, all then-outstanding options will remain in effect, but no additional option grants may be made under the 1988 Plan.

The Board of Directors believes adoption of the 1997 Plan is essential to continue the growth and profitability of the Company and to maintain a competitive position in attracting and retaining key personnel. The competition for highly qualified persons in the technology industry is strong, and the Company's management relies on stock options as essential components of its compensation packages to its officers and employees. Accordingly, the Board of Directors believes the 1997 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the 1997 Plan.

Summary of the Plan

The 1997 Plan provides for the grant of ISOs intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Nonstatutory Stock Options. Officers, key employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Options under the 1997 Plan.

The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee approves the recipients of Options and determines (i) the number of shares of Common Stock covered by the options and the dates upon which such options become exercisable, (ii) the exercise price of options, which may not be less than 100% of the fair market value of the Common Stock as of the date of grant, and (iii) the duration of options.

The 1997 Plan contains limits on the number of shares of Common Stock subject to Options that can be made to any individual participant. The maximum number of shares with respect to which an Option may be granted to any participant under the 1997 Plan may not exceed five hundred thousand (500,000) shares per calendar year or, in the case of an initial Option made in connection with the employment of a new employee, one million (1,000,000) shares in the initial calendar year of employment.

The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the 1997 Plan provides for outstanding options to be assumed, unless the Board of Directors, in its discretion, elects to accelerate the Options or provide for a cash out of the value of the Option.

The 1997 Plan will expire by its terms on January 24, 2007. The Board of Directors may at that time amend, suspend or terminate the 1997 Plan, except that no outstanding Option designated as subject to Section 162(m) by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested unless and until such amendment has been approved by the Company's stockholders. The Board may at any time amend, suspend or terminate the 1997 Plan, provided that no amendment may be made without stockholder approval if (i) such approval is necessary to comply with any applicable tax or regulatory requirement or (ii) such amendment increases the number of shares available for issuance (other than as a result of stock dividends, stock splits and similar events).

All options are non-transferable other than by will or the laws of descent and distribution. The Board of Directors shall determine the effect, extent and the period during which a participant or participant's legal representative, conservator, guardian or designated beneficiary may exercise rights to an option in the case of death, retirement, authorized leave of absence or other change in employment or other status of a participant.

Option Information

As of January 31, 1997, approximately 618 persons were eligible to receive Options under the 1997 Plan, including the Named Executive Officers. The granting of Options under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Options to be granted in the future to any particular person or group. The following table sets forth the benefits received during fiscal 1996 by (i) the Named Executive Officers,
(ii) all executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, under the 1988 Plan, which is being augmented and eventually replaced by the 1997 Plan.

			     NEW PLAN BENEFITS

	       Options Grants During 1996 Under the 1988 Plan
						  Dollar           Number of
Name                       Position             Value($)(1)          Shares
----                       --------             -----------        ---------
Frank A. Ingari    President, Chief Executive        0               200,000
		   Officer and Chairman of the
		   Board of Directors

Steven J. Benson   Senior Vice President,            0               106,666
		   Worldwide Sales and Marketing

Guy A. Daniello(2) Senior Vice President,            0               260,000
		   Research & Development

Cynthia M. Deysher Senior Vice President,            0                60,000
		   Finance and Administration
		   and Chief Financial Officer

Peter Howells      Vice President, Network           0                20,000
		   Services Division

Jean-Pierre        Vice President, Service           0                86,666
Boespflug (3)      Provider Group

Robert S. Downey   Vice President, Europe,           0                70,000
		   Middle East and Africa

All executive officers as a group                    0               726,666

All current directors who are not executive          -                   -
officers as a group

All employees who are not executive officers         0             1,487,116

----------------------------

(1) All options granted in 1996 were granted at the fair market value of the underlying shares of Common Stock on the date of grant. On January 31, 1997, the closing sale price of the Company Common Stock on the Nasdaq National Market was $18.06.
(2) Mr. Daniello resigned from the Company in February 1997.
(3) Mr. Boespflug was promoted to Senior Vice President, Research and Development in February 1997.


United States Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally arise with respect to Options granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

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Incentive Stock Options.  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead a participant will generally recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock").

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then generally all or a portion of the gain recognized will be ordinary compensation income and the remaining gain will be a capital gain, long-term if the participant has held the ISO Stock for more than one year prior to the date of the sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize a capital loss equal to the excess of the exercise price over the sales price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

Nonstatutory Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company. The grant of a stock option under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1997 Plan nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF PROPOSAL NO. 2 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR PROPOSAL NO. 2.


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Independent Accountants

The Company has retained Price Waterhouse LLP as its independent accountants for the fiscal year ending January 3, 1998. A representative of Price Waterhouse LLP will be at the Annual Meeting and will be given an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based solely on the Company's review of copies of such forms or written representations received from persons required to file such reports, the Company believes that all its officers, directors and greater than ten percent stockholders complied with all filing requirements applicable to them with respect to transactions during 1996 with the following exceptions. Mr. Dennis Chateauneuf had one late Form 4. Mr. David Cole had two late Form 4 filings, each involving indirect interests of Mr. Cole.

Expenses and Solicitation

The cost of soliciting proxies on behalf of the Company will be borne by the Company. The Company will pay banks, brokers and other entities that exercise fiduciary powers which hold shares of Common Stock of record in nominee name or otherwise or as a participant in a registered clearing agency or which hold shares of Common Stock on behalf of beneficial owners and deposit such shares for safekeeping with another entity that exercises fiduciary powers their reasonable expenses for completing the mailing to security holders of proxy soliciting material supplied by the Company. Solicitation by officers, directors and regular employees of the Company, without additional compensation, may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained an independent proxy solicitation firm to assist in soliciting proxies, and the Company will pay the firm customary fees and expenses.

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Bedford, Massachusetts, not later than December 4, 1997 for inclusion in the proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

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THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING.  WHETHER
OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN
THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.  PROMPT RESPONSE WILL
GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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